Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:
AT THE COMPANY:                                 INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                            (208) 241-3704 Voice
(702) 794-9442 Fax                              (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                   Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:


         JEFFERSON COUNTY, MISSOURI ENDORSES RIVIERA FOR CASINO LICENSE

         LAS VEGAS, NV - June 27, 2002 -- Riviera  Holdings  Corporation  (AMEX:
RIV) announced today that the Commission of Jefferson County, Missouri has voted unanimously to endorse Riviera's application for a license to the Missouri Gaming Commission to construct and operate a casino in Jefferson County.

         Samuel Rauls, presiding Commissioner for Jefferson County, said, "We are endorsing Riviera's application for the casino because their proposal encompassed all our requirements for the project. They have an outstanding reputation for integrity, employee relations and community involvement in Las Vegas and Black Hawk, Colorado, which are qualities we want to duplicate in the Jefferson County casino."

         Ron Johnson, President of Riviera Gaming Management, the wholly owned subsidiary of Riviera Holdings, which will construct and operate the new facility, said, "We plan to construct a state of the art, full-scale entertainment complex that will include:

o a 52,000 square feet gaming area, housing 1,500 slot machines, 40 table games and a poker room;
o a 200 room hotel  tower,  including  100 mini  suites;
o a showroom/entertainment center;
o a buffet and steak house;  and
o a 2,000 car parking garage with 1,200 additional surface parking lot.

         "Upon completion, we expect the facility will employ approximately 1,100 people, making it the largest private employer in Jefferson County. We plan to recruit local residents to the maximum extent. Our employees will enjoy a full range of benefits, including a 401k plan and an Employee Stock Ownership Plan, the only one in the casino industry." Mr. Johnson added, "Riviera employees own approximately 38 percent of our company's stock and we look forward to adding the team members from this project to our shareholder family."

         The complex will be constructed on a 260-acre site in an unincorporated area of Jefferson County, located on a 150-foot bluff overlooking the Mississippi River. Jefferson County presently has an option on the site, which Riviera will purchase and deed back to the County should the Company be selected for priority investigation by the Missouri Gaming Commission.

         William L. Westerman, Chairman and CEO of Riviera Holdings Corporation, said, "We appreciate the endorsement of the Jefferson County Commission and are enthusiastic over the potential to build a gaming property in Missouri. We realize that the County's endorsement is only the first step in the process, and will immediately file our application with the Missouri Gaming Commission. We believe that Jefferson County is a strong candidate for the issuance of a license by the Commission and hope that we will be selected. If the Commission approves us for priority investigation, we will proceed expeditiously to complete the project, which will provide significant incremental gaming tax revenues to the local government and the state of Missouri."

Safe Harbor Statement:
         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties including expansion timetables, hotel and casino market conditions, financing requirements and other risks detailed from time to time in the Company's SEC reports, including the Report on Form 10-K for December 31, 2001 and Forms 10Q for 2002. Actual results may differ.

About Riviera Holdings:
         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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